EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-42233) of Frequency Electronics, Inc. of our report dated June 26, 2002 relating to the consolidated financial statements and financial statement schedule, which appears in this Form 10-K.

PRICEWATERHOUSECOOPERS LLP

Melville, New York
July 29, 2002